                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       AMERICAN ONCOLOGY RESOURCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     .........................................................................


     (2) Aggregate number of securities to which transaction applies:

     .........................................................................


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     .........................................................................


     (4) Proposed maximum aggregate value of transaction:

     .........................................................................


     (5) Total fee paid:

     .........................................................................

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     .........................................................................


     (2) Form, Schedule or Registration Statement No.:

     .........................................................................


     (3) Filing Party:

     .........................................................................


     (4) Date Filed:

     .........................................................................

                       AMERICAN ONCOLOGY RESOURCES, INC.
                       16825 NORTHCHASE DRIVE, SUITE 1300
                             HOUSTON, TEXAS  77060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1997

     As a stockholder of American Oncology Resources, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at the Wyndham Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 on May 8, 1997, at 9:00 a.m., for the following purposes:

     1. To elect ten directors for one-year terms or until their successors are duly elected and qualified;

     2. To consider and act upon a proposal to approve an amendment to the Company's Certificate of Incorporation increasing the amount of Common Stock authorized to be issued by the Company;

     3. To consider and act upon a proposal to approve an amendment to the Company's 1993 Key Employee Stock Option Plan;

     4. To consider and act upon a proposal to ratify the appointment of the Company's independent accountants, Price Waterhouse LLP; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 24, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder at any time prior to its use as specified in the enclosed proxy statement.

                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    /s/ LEO E. SANDS
                                    ----------------------------
                                    LEO E. SANDS
                                    SECRETARY

Houston, Texas
April 7, 1997

                       AMERICAN ONCOLOGY RESOURCES, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1997

To Our Stockholders:

     This Proxy Statement is furnished to stockholders of American Oncology Resources, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment or adjournments thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company, to be voted at the Annual Meeting. All shares represented by a properly completed and executed proxy will be voted at the Annual Meeting in accordance with the specifications set forth therein. If no contrary specification is made, all shares represented by an executed proxy will be voted for the nominees for the Board of Directors named therein and for the approval of the other proposals identified therein. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by you at any time before it is exercised by giving notice to the Secretary of the Company, or by giving a later proxy or voting in person at the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may aid in such solicitation by personal contact, telephone and telecopy. Georgeson & Company Inc., a proxy solicitation firm, has been retained by the Company to assist in the solicitation of proxies for a fee of $5,000 plus reimbursement of expenses. Brokerage firms and other custodians, nominees or fiduciaries will be requested to forward proxy materials to beneficial owners of shares registered in the names of such firms and will be reimbursed for their expenses. The cost of solicitation will be borne by the Company.

     The Company's Annual Report to Stockholders for the year ended December 31, 1996, including financial statements, is enclosed with this proxy statement, which is first being mailed to stockholders on or about April 7, 1997. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.


                    VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS


     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 24, 1997.
As of March 24, 1997, there were 26,643,582 shares of common stock, par value $.01 per share, of the Company ("Common Stock") issued and outstanding. In accordance with Delaware law and the Company's Certificate of Incorporation and Bylaws, each of such shares of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. In establishing the presence of a quorum, abstentions and broker non-votes will be included in the determination of the number of shares represented at the Annual Meeting. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will have the same effect as a vote against the proposal to approve an amendment to the Company's Certificate of Incorporation; however, because broker non-votes are not included in the tally of votes present, they will not affect the outcome of any other proposal. During the ten days prior to the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting will be available at the principal offices of the Company during ordinary business hours for examination by any stockholder for any purpose germane to the Annual Meeting.

     Based on the records of the Company as of March 24, 1997, the following persons were known by the Company to own beneficially more than 5% of the Common Stock of the Company then outstanding.


                                              AMOUNT AND NATURE
                                                OF BENEFICIAL      PERCENTAGE
                                                  OWNERSHIP         OF CLASS
                                            ---------------------  -----------

R. Dale Ross..............................        2,376,818(1)(2)         8.2%
  16825 Northchase Drive, Suite 1300
  Houston, Texas 77060
Russell L. Carson.........................        6,793,196(3)(4)        25.5%
  1 World Financial Center, Suite 3601
  New York, New York  10281
Andrew M. Paul............................        6,540,878(4)(5)        24.5%
  1 World Financial Center, Suite 3601
  New York, New York  10281
Welsh, Carson, Anderson & Stowe...........          6,496,104(6)         24.4%
  1 World Financial Center, Suite 3601
  New York, New York  10281
Welsh, Carson, Anderson & Stowe V, L.P....          6,352,154            23.8%
    1 World Financial Center, Suite 3601
    New York, New York  10281

----------------
(1) Includes options to purchase 2,238,428 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(2) Includes 69,196 shares and 69,194 shares of Common Stock held by the David
    J. Ross 1993 Trust and the Michael A. Ross 1993 Trust, respectively. Mr. Ross disclaims beneficial ownership of such shares.
(3) Includes 6,352,154 shares owned by Welsh, Carson, Anderson & Stowe V, L.P. and 143,950 shares owned by WCAS Healthcare Partners, L.P. Mr. Carson is a general partner of such entities and shares voting and dispositive power with respect to such shares.
(4) Includes options to purchase 2,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(5) Includes 6,352,154 shares owned by Welsh, Carson, Anderson & Stowe V, L.P. and 143,950 shares owned by WCAS Healthcare Partners, L.P. Mr. Paul is a general partner of such entities and shares voting and dispositive power with respect to such shares.
(6) Includes 6,352,154 shares owned by Welsh, Carson, Anderson & Stowe V, L.P. and 143,950 shares owned by WCAS Healthcare Partners, L.P.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                 OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS


    The following table sets forth certain information regarding beneficial Common Stock ownership as of March 24, 1997, by (i) each director, director nominee and executive officer of the Company and (ii) all directors and officers as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares shown to be beneficially owned by them, except to the extent such power is shared by a spouse under applicable law.


                                                            NUMBER OF SHARES       PERCENT OF
NAME OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED     COMMON STOCK
------------------------                                 -----------------------  -------------

R. Dale Ross.............................................       2,376,818(1)(2)            8.2%
Lloyd K. Everson, M.D....................................           808,766(3)             3.0%
David S. Chernow.........................................            67,716(4)               *
L. Duane Choate..........................................            74,416(5)               *
Larry D. Gray............................................                 0                  *
R. Allen Pittman.........................................            87,153(6)               *
L. Fred Pounds...........................................         330,272(7)(8)              *
Leo E. Sands.............................................            63,648(9)               *
Russell L. Carson........................................      6,793,196(10)(11)          25.5%
Kyle M. Fink, M.D........................................           622,258(10)            2.3%
Richard B. Mayor.........................................            77,454(5)               *
Magaral S. Murali, M.D...................................          7,760(10)(12)             *
Robert A. Ortenzio.......................................          80,188(5)(13)             *
Andrew M. Paul...........................................      6,540,878(10)(14)          24.5%
Leonard M. Riggs, M.D....................................            39,710(5)               *
Edward E. Rogoff, M.D....................................         10,292(10)(15)             *
All directors and officers as a group (16 persons).......        11,484,421(16)           38.2%


------------------------
 *   Less than one percent.
(1) Includes options to purchase 2,238,428 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(2)  Includes 69,196 shares and 69,194 shares of Common Stock held by the David
     J. Ross 1993 Trust and the Michael A. Ross 1993 Trust, respectively. Mr. Ross disclaims beneficial ownership of such shares.
(3) Includes options to purchase 765,464 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(4) Includes options to purchase 15,240 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(5) Includes options to purchase 20,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(6) Includes options to purchase 51,200 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(7) Includes options to purchase 258,487 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(8) Includes 3,744 shares and 3,744 shares held by the Keith C. Pounds 1994 Trust and the Lisa N. Pounds 1994 Trust, respectively. Mr. Pounds disclaims beneficial ownership of such shares.
(9) Includes options to purchase 52,966 shares of Common Stock that are currently exercisable or will be exercisable within 60 days after the date hereof.
(10) Includes options to purchase 2,000 shares of Common Stock that are currently exercisable or will be exercisable within 60 days after the date hereof.
(11) Includes 6,352,154 shares owned by Welsh, Carson, Anderson & Stowe V, L.P. and 143,950 shares owned by WCAS Healthcare Partners, L.P. Mr. Carson is a general partner of such entities and shares voting and dispositive power with respect to such shares.
(12) Dr. Murali is entitled to receive 107,962, 107,962 and 323,890 shares of Common Stock on April 8, 1997, 1998 and 1999, respectively. These shares are excluded from the table.
(13) Includes 45,198 shares, owned by Mr. Ortenzio's father, in which Mr. Ortenzio has a remainder interest.
(14) Includes 6,352,154 shares owned by Welsh, Carson, Anderson & Stowe V, L.P. and 143,950 shares owned by WCAS Healthcare Partners, L.P. Mr. Paul is a general partner of such entities and shares voting and dispositive power with respect to such shares.

(15) Dr. Rogoff is entitled to receive 72,728, 72,728 and 218,180 shares of Common Stock on January 31, 1998, 1999 and 2000, respectively. These shares are excluded from the table.
(16) Includes options to purchase 3,403,785 shares of Common Stock that are currently exercisable or that will become exercisable within 60 days after the date hereof.

   The Company is not aware of any contractual arrangement, the operation of which may at a subsequent date result in a change in control of the Company.

                              GENERAL INFORMATION

ROLE OF THE BOARD OF DIRECTORS

   The Board of Directors is responsible for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports made at meetings of the Board of Directors and its committees.

   Regular meetings of the Board of Directors are generally held four times per year and special meetings are scheduled when required. The Board held four meetings during fiscal 1996.

COMMITTEES OF THE BOARD

   The Audit Committee has the authority and power to act on behalf of the Board of Directors with respect to the appointment of independent accountants for the Company and with respect to authorizing any special audit or audit related activities that in its discretion are deemed necessary to perform its functions. The committee monitors the audit activities of the Company and its subsidiaries to assure that the Company and its subsidiaries have installed reasonable internal controls, confirms the independence of the Company's independent accountants and reviews the scope of audits and reports. The committee is required to be comprised of at least three directors, a majority of whom have no significant relationship with senior management of the Company. Currently, the members of the committee are Richard B. Mayor, Andrew M. Paul and Robert A. Ortenzio, none of whom is an employee or affiliate of the Company. Mr. Mayor is the Chairman of the Audit Committee. The Audit Committee met three times during fiscal 1996.

   The Compensation Committee has the authority and power to act on behalf of the Board of Directors with respect to all matters relating to the compensation of employees and directors of the Company or its subsidiaries, including, but not limited to, approval of compensation, benefits, incentives, employment contracts and loans to officers or employees. The committee is also charged with ensuring that executive compensation is linked to stockholder value and is consistent with the Company's business strategy and performance. Currently, the members of the committee are Russell L. Carson, Robert A. Ortenzio and Leonard
M. Riggs, Jr., M.D., none of whom is an employee or affiliate of the Company. Mr. Carson is the Chairman of the Compensation Committee. The committee met four times during fiscal 1996. See "Compensation Committee Report on Executive Compensation."

   The Company does not have a nominating committee or a committee performing similar functions.

COMPENSATION OF DIRECTORS

   Each director of the Company who is not an employee or affiliate of the Company is reimbursed for expenses incurred in attending meetings of the Board of Directors. Each director who is not an employee of the Company receives a director fee of $1,500 per quarter plus an additional $1,000 per meeting attended. Directors who are not employees of the Company also receive options to purchase shares of the Company's Common Stock under the Company's 1993 Non-Employee Director Stock Option Plan.


                       PROPOSAL 1:  ELECTION OF DIRECTORS


   At the annual meeting, the stockholders will elect the ten individuals who are to serve as directors during the coming year. Directors will be elected by the plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. The persons named as proxies in the enclosed proxy, unless otherwise directed, intend to vote the shares represented by such proxy for the election of the nominees listed below.

   The following table sets forth, with respect to each nominee, (i) such person's name and age, (ii) the period for which such person has served as a director of the Company, (iii) all positions and offices with the Company currently held by such person and such person's principal occupation over the last five years (including other directorships and business experience), and
(iv) the standing committees of the Board of Directors of which such person is a member. Each of the nominees is currently a director of the Company. The nominees elected as directors of the Company will serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.


NAME, AGE, POSITION AND COMMITTEE MEMBERSHIP                          TERM OF OFFICE AND BUSINESS EXPERIENCE
--------------------------------------------                          --------------------------------------
R. DALE ROSS, age 50                                  From April 1990, until joining the Company, Mr. Ross was self-employed.  From
   Chairman of the Board of Directors and Chief       December 1982 until April 1990, Mr. Ross was employed by HMSS, Inc., a home
    Executive Officer since December 1992             infusion therapy company.  Mr. Ross founded HMSS, Inc. and served as its
                                                      President and Chief Executive Officer and as a director.

RUSSELL L. CARSON, age 53                             Since 1978, Mr. Carson has been a general partner of Welsh, Carson, Anderson
   Director since December 1992                       & Stowe.  Mr. Carson is a director of Health Management Systems, Inc.,
   (Chairman, Compensation Committee)                 National Surgery Centers, Inc., Staris Corporation and Quorum Health Group,
                                                      Inc.


LLOYD K. EVERSON, M.D., age 54 President and          Dr. Everson received his medical degree from Harvard Medical School and his
 Director since November 1993                         oncology training at Memorial Sloan Kettering National Cancer Institute.  He
                                                      is board certified in medical oncology.  Prior to joining the Company, Dr.
                                                      Everson served as the Medical Director for the Indiana Regional Cancer Center
                                                      and was President of LKE Consulting Services.  Dr. Everson has been published widely in the field of oncology and is a member of numerous professional associations, including the American Society of Clinical Oncology,
                                                      Association of Community Cancer Centers and the American College of
                                                      Physicians.  He also has served as President of the Association of Community
                                                      Cancer Centers and as Associate Chairman for Community Programs for the
                                                      Eastern Cooperative Oncology Group.

KYLE M. FINK, M.D., age 54                            Dr. Fink obtained his medical degree from Indiana University and his oncology
   Director since December 1992                       training at Memorial Sloan Kettering National Cancer Institute.  He is board certified in medical oncology.  Since 1975, Dr. Fink has been a practicing physician and member of Hematology Oncology Associates, an oncology group in
                                                      Denver, Colorado, that is affiliated with the Company.  Dr. Fink has served on numerous boards and professional societies, and has been a member of the
                                                      Board of Directors of Presbyterian St. Luke's Medical Center in Denver,
                                                      Colorado since 1991.



NAME, AGE, POSITION AND COMMITTEE MEMBERSHIP                          TERM OF OFFICE AND BUSINESS EXPERIENCE
--------------------------------------------                          --------------------------------------
RICHARD B. MAYOR, age 63                              Mr. Mayor has been a partner in the Houston law firm of Mayor, Day, Caldwell
   Director since February 1993                       & Keeton, L.L.P. since its formation in February 1982.  Mayor, Day, Caldwell
   (Chairman, Audit Committee)                        & Keeton, L.L.P. serves as outside legal counsel to the Company.


MAGARAL S. MURALI, M.D., age 53                       Dr. Murali obtained his medical degree from Madras Medical College, Madras,
   Director since April 1994                          India and his hematology/oncology training at Long Island Jewish/Hillside
                                                      Medical Center and Catholic Medical Center.  He is board certified in hematology and medical oncology.  Since 1978, Dr. Murali has been a practicing physician affiliated with Oncology and Hematology Associates, a physician group affiliated with the Company in Indianapolis, Indiana.

ROBERT A. ORTENZIO, age 40                            Mr. Ortenzio has been President and COO of Select Medical Corporation since
   Director since December 1992                       February 1997.  Prior to that time, Mr. Ortenzio was a co-founder and
   (Member, Audit Committee; Member, Compensation     president of Continental Medical Systems, Inc., a provider of comprehensive
    Committee)                                        medical rehabilitation programs and services and a director of Horizon/CMS
                                                      Healthcare Corporation, and served in various capacities at Continental
                                                      Medical Systems, Inc. since February 1986.  Mr. Ortenzio is currently a director of Occusystems, Inc.


ANDREW M. PAUL, age 41                                Since 1984, Mr. Paul has been affiliated with Welsh, Carson, Anderson, &
   Director since December 1992                       Stowe, the Company's principal stockholder, and is one of its general
   (Member, Audit Committee)                          partners.  Mr. Paul is a director of EmCare, Inc., Lincare, Inc., MedCath,
                                                      Inc., Quorum Health Group, Inc. and several private companies.


LEONARD M. RIGGS, JR., M.D.,                          Dr. Riggs obtained his medical degree from the University of Texas
age 54                                                Southwestern Medical School.  Dr. Riggs has served as President, Chairman and
   Director since December 1992                       Chief Executive Officer of Emergency Healthcare Associates and EmCare, Inc.,
   (Member, Compensation Committee)                   an organization that he founded that provides emergency department management services.  Dr. Riggs has also served as Chairman and Chief Executive Officer of Emquest, EmCare Government Services and EmCare Radiology Services, and
                                                      since 1982 as Chief of Emergency Medicine for Baylor University Medical
                                                      Center, Dallas, Texas.


EDWARD E. ROGOFF, M.D.,                               Dr. Rogoff obtained his medical degree from the State University of New York,
age 54                                                Downstate Medical School, and his training in radiation oncology from
   Director since July 1995                           Memorial Sloan Kettering Cancer Center.  He is board certified in radiation oncology.  Since 1978, Dr. Rogoff has been affiliated with Southwest
                                                      Radiation Oncology, Ltd., an oncology group in Tucson, Arizona managed by the
                                                      Company since January 1995.  Dr. Rogoff is a member of numerous professional societies including American Society of Therapeutic Radiology and Oncology
                                                      and the American Society of Clinical Oncology.

   Management of the Company has no reason to believe that any of the above nominees will be unavailable or unwilling to serve as director. However, in the event any of the above nominees should become unavailable or unwilling to serve if elected, proxies will be voted for the election of substitute nominees selected by the Board of Directors.

   THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.


                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth certain information with respect to the Company's current executive officers.


NAME, AGE AND POSITION                                                TERM OF OFFICE AND BUSINESS EXPERIENCE
----------------------                                                --------------------------------------
R. DALE ROSS, age 50                                             From April 1990, until joining the Company, Mr. Ross was
   Chairman of the Board of Directors and Chief Executive        self-employed.  From December 1982 until April 1990, Mr. Ross was
    Officer since December 1992                                  employed by HMSS, Inc., a home infusion therapy company.  Mr. Ross founded HMSS, Inc. and served as its President and Chief Executive
                                                                 Officer and as a director.

LLOYD K. EVERSON, M.D., age 54                                   Dr. Everson received his M.D. Degree from Harvard Medical School
   President since November 1993                                 and his oncology training at Memorial Sloan Kettering National
                                                                 Cancer Institute.  He is Board Certified in Medical Oncology.
                                                                 Prior to joining the Company, Dr. Everson served as the Medical
                                                                 Director for the Indiana Regional Cancer Center and was President
                                                                 of LKE Consulting Services.  Dr. Everson has published widely in the field of oncology and is a member of numerous professional associations, including the American Society of Clinical Oncology,
                                                                 Association of Community Cancer Centers and American College of
                                                                 Physicians.  He also has served as President of the Association of
                                                                 Community Cancer Centers and as Associate Chairman for Community
                                                                 Programs for the Eastern Cooperative Oncology Group.

DAVID S. CHERNOW, age 39                                         From March 1992 until joining the Company, Mr. Chernow was a Real
   Vice President of Corporate Development and Chief             Estate Development Consultant at Hematology Oncology Associates,
    Development Officer since January 1993                       an oncology group affiliated with the Company located in Denver,
                                                                 Colorado.  From March 1990 until March 1992, he was employed by
                                                                 Lamar Companies, a real estate investment company located in
                                                                 Denver, as Vice President of Operations.

L. DUANE CHOATE, age 38                                          Mr. Choate has been employed by the Company in various finance
   Vice President of Financial Operations                        positions since March 1993.  From 1991 to 1993, Mr. Choate was
   since March 1996                                              employed by Discovery Group, Inc., a direct marketing company, as
                                                                 President.  From October 1984 until April 1990, he was employed by
                                                                 HMSS, Inc., in various finance positions.

LARRY D. GRAY, age 46                                            From April 1996 until April 1997, Mr. Gray was President and
   Chief Operating Officer                                       Chief Executive Officer of FHP of California, a wholly owned
   since April 1997                                              subsidiary of FHP International, a health care company. From
                                                                 March 1993 to January 1996, Mr. Gray was founder, President and
                                                                 Chief Executive Officer of Health Visions Corporation, a health care company. From January 1987 to March 1993, Mr. Gray was
                                                                 President and Chief Executive Officer of CareAmerica Health Plans,
                                                                 Inc., a health care company.

R. ALLEN PITTMAN, age 49                                         From May 1991 until joining the Company, Mr. Pittman was employed
   Vice President of Corporate Services since January 1993       as Vice President of Human Resources by Option Care, Inc., a
                                                                 national home infusion therapy franchisor.  From November 1987 until April 1991, Mr. Pittman was employed by HMSS, Inc., where he served as Vice President of Human Resources.

L. FRED POUNDS, age 49                                           From June 1990 until joining the Company, Mr. Pounds was principal
   Vice President of Finance, Chief Financial Officer and        of Pounds & Associates, a health care consulting company.  From
    Treasurer since January 1993                                 January 1987 to May 1990, Mr. Pounds was President and Chief
                                                                 Operating Officer of Avanti Health Systems, Inc., a managed care and physician practice management company.  From September 1969 to
                                                                 January 1987, Mr. Pounds was employed by Price Waterhouse LLP, in various positions, including partner in charge of the Southwest
                                                                 Area Health Care Group.

LEO E. SANDS, age 49                                             From July 1991 until joining the Company, Mr. Sands was principal
   Vice President of Planning and Marketing, Chief Planning      of Altech, Inc., a health care business development consulting
    Officer and Secretary since November 1992                    company.  From March 1983 to April 1986 and from May 1988 to June
                                                                 1991, Mr. Sands was employed by HMSS, Inc., in various positions and ultimately served as Vice President of Business Development of
                                                                 HMSS Infusion Affiliates, Inc.


CERTAIN SIGNIFICANT EMPLOYEES

The following table sets forth information with respect to certain significant employees of the Company.


NAME, AGE AND POSITION                                                TERM OF OFFICE AND BUSINESS EXPERIENCE
----------------------                                                --------------------------------------
GEORGE S. CARR, age 41                                           Mr. Carr joined the Company in April 1994 and serves as Vice
   Vice President of Information Systems                         President of Information Systems.  Prior to joining AOR, from June
   since November 1996                                           1986 to April 1994, Mr. Carr served as Senior Vice
                                                                 President-Information Services of St. Luke's Episcopal Hospital of
                                                                 Houston.


MARCELLUS I. KERLIN, IV, age 34                                  Mr. Kerlin joined the Company in July 1994 and serves as Vice
   Vice President of Managed Care                                President of Managed Care.  From July 1993 until joining the
   since November 1996                                           Company Mr. Kerlin was Principal of Gemini Consulting Group, a
                                                                 national managed care consulting firm.  From January 1990 to July
                                                                 1993, Mr. Kerlin was employed by Sisters of Charity Healthcare
                                                                 System as an Assistant Administrator.


BETTY L. STRECKFUSS, age 63                                      Ms. Streckfuss joined the Company in March 1994 and serves as Vice
   Vice President of Clinical Operations                         President of Clinical Operations.  From June 1993 until joining
   since November 1996                                           the Company, Ms. Streckfuss was a Principal of Clinical
                                                                 Consultants, a private healthcare consulting firm in the United
                                                                 States and Japan.  From May 1982 until June 1993 she was Vice
                                                                 President of Clinical Practice for HMSS, Inc. where she was a founding member.

COMPENSATION OF EXECUTIVE OFFICERS

   The following tables set forth (i) the aggregate amount of remuneration paid by the Company for the three fiscal years ended December 31, 1996 to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, (ii) the number of shares of Common Stock that are subject to options granted to such individuals during the last fiscal year and the hypothetical value thereof assuming specified annual rates of Common Stock price appreciation and (iii) the value at the end of the last fiscal year of all stock options held by such individuals.

          SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                           ANNUAL COMPENSATION           COMPENSATION
                                                    --------------------------------     ------------

                                                                                          SECURITIES
                                      FISCAL                                              UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR          SALARY        BONUS       OTHER        OPTIONS
---------------------------------  ----------      --------      --------     -----        --------

R. Dale Ross..........................   1996      $350,000      $      0         0           0 (1)
 Chairman of the Board,...............   1995      $250,000      $129,000         0        450,479
 Chief Executive Officer..............   1994      $215,000      $      0         0        532,835
 and Director

Lloyd K. Everson, M.D.................   1996      $293,750      $      0         0           0 (2)
 President and Director...............   1995      $250,000      $150,000         0        286,402
                                         1994      $250,000      $300,000         0        249,303

L. Fred Pounds........................   1996      $239,119      $      0         0           0 (3)
 Vice President of Finance,...........   1995      $193,809      $ 72,450         0        106,794
 Treasurer and Chief..................   1994      $181,125      $      0         0         85,012
 Financial Officer


R. Allen Pittman......................   1996      $142,947      $ 43,565         0         44,000
 Vice President of Corporate..........   1995      $136,140      $ 50,800         0         22,000
 Services.............................   1994      $127,300      $      0         0              0

Leo E. Sands..........................   1996      $135,000      $ 45,813         0         44,000
 Vice President of Planning and.......   1995      $114,533      $ 42,816         0         22,000
 Marketing, Chief Development.........   1994      $107,040      $      0         0              0
 Officer and Secretary


-----------------------
(1) Options to purchase 17,000 shares were granted to Mr. Ross on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996. See "Compensation Committee Report on Executive Compensation -- Repricing of Stock Options."
(2) Options to purchase 4,200 shares were granted to Dr. Everson on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996. See "Compensation Committee Report on Executive Compensation -- Repricing of Stock Options."
(3) Options to purchase 8,800 shares were granted to Mr. Pounds on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996. See "Compensation Committee Report on Executive Compensation -- Repricing of Stock Options."

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1996

                                                     INDIVIDUAL GRANTS
                                -----------------------------------------------------------
                                               % OF TOTAL                                                 POTENTIAL REALIZABLE VALUE
                                 NUMBER OF      OPTIONS                                                   AT ASSUMED ANNUAL RATES OF
                                SECURITIES     GRANTED TO                                                  STOCK PRICE APPRECIATION
                                UNDERLYING     EMPLOYEES       EXERCISE                                        FOR OPTION TERM
                                 OPTIONS       IN FISCAL       PRICE PER         EXPIRATION             ---------------------------
Name                             GRANTED         YEAR           SHARE(1)           DATE                      5%             10%
------------------------------------------------------------------------------------------------------------------------------------

R. Dale Ross...............        0(2)            0             $ ---             ----                   $   ---        $   ---

Lloyd K. Everson, M.D......        0(3)            0             $ ---             ----                   $   ---        $   ---

L. Fred Pounds.............        0(4)            0             $ ---             ----                   $   ---        $   ---

R. Allen Pittman...........   44,000(5)            2%            $8.79       November 7, 2006             $629,993       $1,003,193

Leo E. Sands...............   44,000(5)            2%            $8.79       November 7, 2006             $629,993       $1,003,193
-----------------------------------------------------------------------------------------------------------------------------------

(1) The exercise price per share for each option granted in 1996 is the market value of the Company's Common Stock as of the date such option was granted, as determined in accordance with the applicable stock option plan.

(2) Options to purchase 17,000 shares were granted to Mr. Ross on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996. See "Compensation Committee Report on Executive Compensation -- Repricing of Stock Options."

(3) Options to purchase 4,200 shares were granted to Dr. Everson on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996.
See "Compensation Committee Report on Executive Compensation -- Repricing of Stock Options."

(4) Options to purchase 8,800 shares were granted to Mr. Pounds on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996.
See "Compensation Committee Report on Executive Compensation -- Repricing of Stock Options."

(5) These options were granted in connection with the Company's repricing of certain options previously granted under the 1993 Key Employee Stock
Option Plan. See "Compensation Committee Report on Executive Compensation -- Repricing of Stock Options."


         1996 OPTION EXERCISES AND DECEMBER 31, 1996 OPTION VALUE TABLE


                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-MONEY
                                                            OPTIONS AT FISCAL YEAR END       OPTIONS AT FISCAL YEAR END (1)
                                                           ---------------------------    ----------------------------------
                              SHARES
                              ACQUIRED
                              ON           VALUE
NAME                          EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE

R. Dale Ross...............    400,000     $8,466,000    2,238,428                0       $ 15,527,706    $         0
Lloyd K. Everson, M.D......    410,406     $7,994,500      795,464                0       $  5,150,418    $         0
L. Fred Pounds.............          0     $     -         170,408          286,004       $  1,317,537    $ 1,980,771
R. Allen Pittman...........          0     $     -          36,400           81,600       $    313,346    $   354,804
Leo E. Sands...............          0     $     -          37,724           82,484       $    325,149    $   362,685

---------------
(1) Based upon a closing price of the Company's Common Stock on December 31, 1996, as reported by The Nasdaq Stock Market, of $ 10.25 per share.

401(K) PLAN

          Effective January 1, 1994, the Company adopted a 401(k) plan (the "401(k) Plan") covering substantially all employees who have completed at least 1,000 hours of service. The 401(k) Plan is administered by the Company and permits covered employees to contribute up to 15% of their annual compensation up to the maximum legally allowable contribution per year, as adjusted for inflation, through salary reduction on a pre-tax basis in accordance with
Section 401(k) of the Internal Revenue Code, as amended. Company contributions to the 401(k) Plan are permitted, but are not required. No contributions have been made by the Company to date.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

          The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

          The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          Between January 1 and May 9, 1996, the Compensation Committee was comprised of Russell L. Carson, Richard B. Mayor and Leonard M. Riggs, Jr., M.D., none of whom was employed by the Company. From May 9 until December 31, 1996, the Compensation Committee was comprised of Russell L. Carson, Robert A. Ortenzio and Leonard M. Riggs, Jr., M.D., none of whom was employed by the Company.

          Committee Charter. The Committee's charter provides that the Committee is responsible for ensuring that the Company is able to attract and retain qualified people to serve as officers and in key management positions through the effective use of competitive compensation, benefits and management development programs. The Compensation Committee's responsibilities include ensuring that executive compensation is linked to stockholder value and is consistent with the Company's business strategy and performance. The Compensation Committee is required to be composed of no fewer than three members of the Board of Directors, each of whom must be "non-employee director," as defined under rules adopted under Section 16 of the Securities Exchange Act of 1934, as amended, and must be an "outside director," as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended. Committee members and the Chairman serve at the pleasure of the Board.

          The Compensation Committee is expected to counsel the chief executive officer regarding employment and compensation matters; develop, review, evaluate policies and make recommendations with respect to benefit plans and programs or other compensation arrangements; review and approve discretionary grants and the terms thereof under the Company's stock option plans and report to stockholders in the proxy statement on the Company's compensation policies. In carrying out its duties, the committee may retain outside consultants, although it did not do so in 1996. The committee reports and makes recommendations to the Board of Directors.

          Compensation Policy for Officers. The Company hopes to select and retain high-quality, talented individuals to serve as officers and employees of the Company. To that end, the compensation offered by the Company is designed to be competitive and to reward superior individual and Company performance with superior levels of compensation. The principal components of the executive compensation program are base salary, cash bonus compensation and stock-based, longer-term incentives. Base salary levels are intended to be competitive and are based upon the executive's background, qualifications and job performance at the Company. Cash bonuses are awarded based upon achievement of individual and Company goals.

          Stock-based incentives are used to reward officers and to motivate them to achieve the Company's longer-term goals. The Company has generally placed greater emphasis on stock-based incentives than on cash bonuses in its compensation strategy for executive officers and will continue to do so.
Company and individual performance results are considered when determining discretionary stock-based incentive awards, although no pre-determined performance criteria are utilized. During the fiscal year ended December 31, 1996, the Committee awarded stock options to selected officers and key employees under the 1993 Key Employee Stock Option Plan.

          By relying on long-term stock-based compensation, the Company puts a significant portion of each executive officer's total compensation at risk, based upon the financial performance of the Company. Furthermore, each executive's personal net worth may increase with any long-term appreciation of the Company's stock. In this manner, the Company seeks to align the long-term interests of its executive officers with the interest of the Company and its stockholders.

          For 1997 the Committee intends to continue its present performance-based compensation strategy. Our compensation philosophy will continue to reward performance for executive and broad-based employees tied to both corporate goals and individual benchmarks.

          Repricing of Stock Options. The Company's Key Employee Stock Option Plan ("Employee Plan") and Affiliate Stock Option Plan ("Affiliate Plan") (together, the "Plans") are designed to attract and retain the services of the Company's employees and affiliates for the successful conduct, operation and administration of the Company, to provide an incentive to the employees and affiliates and to align the interests of the employees and affiliates with those of the stockholders. In November 1996, the Committee observed that the decline in the market price of the Company's Common Stock had frustrated these purposes and diminished the value of the Company's stock option program as an element of the Company's compensation arrangements. The decline in the market price per share to an extent that the price was significantly and consistently below the exercise price of stock options granted under the Plans from December 8, 1995 to May 9, 1996 had caused those stock options to lose their incentive and motivational value. The Committee determined that a stock option repricing program was the most cost-effective method to retain and motivate key employees and affiliates. At the time of the repricing, each stock option granted between December 8, 1995 and May 9, 1996 had an exercise price higher than the then market price, with an average exercise price of $ 19.96 per share as compared to a market price of $8.79.

          For these reasons, in November 1996, the Committee adopted a stock option repricing program with the following elements: (i) each person, other than R. Dale Ross, Lloyd K. Everson, M.D. and L. Fred Pounds, who received stock options under the Plans between December 8, 1995 and May 9, 1996 would be eligible to participate in the program, (ii) each such person would have the opportunity to exchange previously granted stock options for a grant of new options to purchase the same number of shares at an exercise price of $8.79, the then market price per share, and (iii) the repriced stock options, like most other options under the Plan, vest as to twenty percent on each of the first five anniversaries of the grant date of the repriced stock option.


          In connection with the repricing, the Compensation Committee also accepted the offer by Lloyd K. Everson, M.D. to relinquish and terminate the stock options granted to him by the Company between August 15, 1995 and May 9, 1996, and the offer by R. Dale Ross and L. Fred Pounds to relinquish and terminate the stock options granted to such persons by the Company between December 8, 1995 and May 9, 1996. The shares of Common Stock that were subject to these relinquished and terminated stock options will be available for future grants of stock options under the Key Employee Stock Option Plan. All repriced options were granted as of November 7, 1996.

                             OPTION REPRICING TABLE


                                                                                                                 Length of Original
                                        Number of Securities   Market Price of   Exercise Price      New            Option Term
                                        Underlying Repriced     Stock at Time      at Time         Exercise        Remaining at
       Name                 Date              Options           of Repricing     of Repricing       Price         Date of Repricing
------------------     --------------   -------------------     ------------    --------------    ----------    -------------------

David S. Chernow        Nov. 7, 1996          20,000              $8.79           $24.18           $8.79            9.5 years
                        Nov. 7, 1996          40,000              $8.79           $18.10           $8.79            9   years

L. Duane Choate         Nov. 7, 1996          20,000              $8.79           $24.18           $8.79            9.5 years
                        Nov. 7, 1996          20,000              $8.79           $18.10           $8.79            9   years

R. Allen Pittman        Nov. 7, 1996          20,000              $8.79           $24.18           $8.79            9.5 years
                        Nov. 7, 1996          24,000              $8.79           $18.10           $8.79            9   years

Leo E. Sands            Nov. 7, 1996          20,000              $8.79           $24.18           $8.79            9.5 years
                        Nov. 7, 1996          24,000              $8.79           $18.10           $8.79            9   years


          Compensation of the Chief Executive Officer. The Chief Executive Officer's salary in 1996 was based upon the Compensation Committee's evaluation of his performance and the Company's performance. He did not receive a bonus during 1996.

          Company performance is measured by, among other things, corporate net earnings, revenues and a comparison to the Company's peer group. Measurements used to evaluate the Chief Executive Officer include stock price performance and development of sound strategic, operating and expansion plans.

          Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") imposes a limit of $1,000,000, with certain exceptions, that a publicly held corporation may deduct in any year for the compensation paid with respect to each of its five most highly compensated officers. The Committee intends to try to comply with the provisions of the Budget Act that would preserve the deductibility of executive compensation payments to the greatest extent possible under the Company's compensation policy.

                                   Russell L. Carson, Chairman
                                   Robert A. Ortenzio
                                   Leonard M. Riggs, Jr., M.D.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Since July 1995, Russell L. Carson has served on the Compensation Committee. Mr. Carson is affiliated with Welsh, Carson, Anderson & Stowe, the Company's principal stockholder. See "Certain Relationships and Related Transactions."

          From January 1 to May 9, 1996, Mr. Mayor served on the Compensation Committee. Mr. Mayor is a partner at Mayor, Day, Caldwell & Keeton, L.L.P., the Company's principal outside legal counsel. See "Certain Relationships and Related Transactions."

                               PERFORMANCE GRAPH

          The following graph compares the value as of June 30, 1995, December 31, 1995 and December 31, 1996 of $100 invested on June 13, 1995, the date of the Company's initial public offering of its Common Stock (the "IPO"), in each of

(a) the Company's Common Stock; (b) the CRSP Index for the Nasdaq Stock Market; and (c) the CRSP Index for Nasdaq Health Services Stocks, in each case assuming reinvestment of all dividends.


                     COMPARISON OF TOTAL STOCKHOLDER RETURN


                             [GRAPH APPEARS HERE]





                                     JUNE 13, 1995  JUNE 30, 1995  DECEMBER   DECEMBER
                                                                   31, 1995   31, 1996
  -------------------------------------------------------------------------------------

  AORI(1)                                      100          99.11     173.66      73.21
  Nasdaq Stock Market Index                    100         104.48     118.49     145.74
  Nasdaq Health Services Index                 100          95.74     128.84     129.07
  -------------------------------------------------------------------------------------

-----------------
(1) Total return for AORI assumes a purchase price for the Company's Common Stock on June 13, 1995 of $14.00, which was the closing price of the Company's Stock, as reported on the Nasdaq Stock Market, on such date. The price to the public in the IPO on such date was $10.50. In each case such prices have been adjusted to reflect the two-for-one stock split of the Company's Common Stock that was effected as a stock dividend on June 10, 1996.

             PROPOSAL 2:  AMENDMENT TO CERTIFICATE OF INCORPORATION

          The Board of Directors has unanimously approved and recommended the adoption by the stockholders of the following amendment to the Company's Certificate of Incorporation, as amended, which would increase the number of shares of Common Stock authorized to be issued by the Company from 60,000,000 to 80,000,000.

          "The first paragraph of Article Fourth of the Company's Certificate of Incorporation, as amended to date, is hereby amended to read as follows:

     The total number of shares of capital stock which the Corporation shall have authority to issue is eighty-one million (81,000,000) shares, consisting of one million (1,000,000) shares of preferred stock, par value $.01 per share, and eighty million (80,000,000) shares of common stock, par value $.01 per share."

     As of March 24, 1997, the Company had outstanding 26,643,582 shares of Common Stock, with 33,356,418 shares of Common Stock remaining available for issuance. The Company is obligated to issue an aggregate of 17,462,782 shares of Common Stock at specified future dates to affiliated physicians and 6,237,544 shares of Common Stock are reserved for issuance under its various stock option plans. The amendment would provide additional shares of Common Stock issuable from time to time by the Company for corporate purposes without the necessity of obtaining stockholder approval, unless such approval is required by applicable law or regulation.

     The Company may utilize the additional authorized shares of Common Stock, among other things, in connection with stock splits or dividends, as consideration in acquisition transactions, upon the exercise of stock options, for the issuance of restricted and bonus stock awards, for the issuance of shares as a result of the conversion or exchange of convertible or exchangeable securities issued in connection with acquisition and financing transactions, or in connection with public offerings to fund the continued growth of the Company.

     An increase in the number of authorized shares of Common Stock could enable the Board of Directors to take certain actions making it more difficult for a third party to acquire control of the Company even though stockholders of the Company may deem such an acquisition to be desirable. To the extent that the issuance of additional shares impedes any such attempts to acquire control of the Company, the amendment may serve to perpetuate existing management. The issuance of additional shares by the Company could have a dilutive effect on earnings per share and on the percentage ownership interest of the present holders of the Company's Common Stock.

     The Board of Directors does not intend to issue any Common Stock to be authorized pursuant to the amendment except upon terms that the Board of Directors deems to be in the best interest of the Company and its stockholders.

REQUIRED VOTE

     Approval of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

     PROPOSAL 3:  APPROVAL OF AMENDMENTS TO THE COMPANY'S 1993 KEY EMPLOYEE
                  STOCK OPTION PLAN

     The Company's Board of Directors has adopted, subject to approval by the stockholders of the Company, amendments to the Company's 1993 Key Employee Stock Option Plan (as amended and currently in effect, the "Key Employee Plan") amending the Key Employee Plan to increase the number of shares available for grants under the Key Employee Plan from 5% of the Company's outstanding Common Stock (including, for purposes of such calculation, shares to be issued to affiliated physicians at specified future dates) to 7% of the Company's outstanding Common Stock (including, for purposes of such calculation, shares to be issued to affiliated physicians at specified future dates). The text of the amendment is attached hereto as Exhibit A.

DESCRIPTION OF THE KEY EMPLOYEE PLAN

     The following is a description of the Key Employee Plan, as amended by the proposed amendment.

     The Key Employee Plan was adopted by the Board of Directors in March 1993 and approved by the Company's stockholders in February 1994. The Key Employee Plan provides for the grant of nonqualified stock options and incentive stock options to employees (including officers who may be members of the Board of Directors) of the Company and its subsidiaries, with the number of shares of Common Stock available for such stock options equal to 7% of the shares of Common Stock outstanding (including shares to be issued to affiliated physicians at specified future dates) at the time of any such grant.

     The Key Employee Plan is administered by the Compensation Committee. The Compensation Committee is authorized, subject to the terms of the Key Employee Plan, to adopt rules and regulations for carrying out the Key Employee Plan, to select eligible participants and to determine all appropriate terms and conditions of the grant of options thereunder, with the decisions of the Compensation Committee binding on the Company and the participants under the Key Employee Plan.

     The Key Employee Plan provides for the grant of both "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options to acquire shares of Common Stock. ISOs may not be granted with an exercise prices less than 100% of the fair market value per share of Common Stock at the date of grant, and non-qualified options may not be granted with an exercise price less than 85% of the fair market value per share of Common Stock at the date of grant. The exercise price of an option may be paid in cash, in shares of Common Stock or in a combination thereof. Vested options may be exercised during the participant's continued employment with the Company and for a period expiring on the earliest of (i) the terms fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or (iii) 30 days following termination of such employment, unless the participant's employment is terminated for cause, in which case vested options terminate at 12:01 a.m. on the date of the participant's termination, or by reason of death, disability or retirement. If the participant's employment is terminated by reason of death, disability or retirement, any vested nonqualified options expire on the earliest of (i) the term fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or (iii) three months after such termination of employment as a result of death or (iv) three months after such termination of employment as a result of death or retirement and the first anniversary of such termination of employment as a result of disability. In the event of a participant's death or disability, 50% of all shares covered by stock options that are not vested as of the date of such event may be exercised fully and immediately without regard to vesting schedules for the terms described above.

     As of March 24, 1997 options to purchase 1,840,002 shares of Common Stock are outstanding under the Key Employee Plan with a weighted average exercise price of $6.23.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Key Employee Plan is not a qualified plan under Section 401(a) of the Code. To date, options granted under the Key Employee Plan are "nonstatutory stock options" and not "restricted," "qualified" or "incentive" stock options, nor is the Key Employee Plan an "employee stock purchase plan," under Sections 422 through 424 of the Code. Recipients of options under the Key Employee Plan recognize no income for federal income tax purposes when options are granted, but recognize ordinary income on the date of exercise to the extent that the fair market value of Common Stock on such date exceeds the exercise price of the options.

     The Company is authorized to withhold any tax required to be withheld from the amount considered as ordinary income to the recipient of shares issued under the Key Employee Plan. In the event that funds are not otherwise available to cover any required withholding tax, the recipient will be required to provide such funds before the shares are issued. The Company will ordinarily be entitled to a deduction equivalent to the amount of ordinary income recognized by optionees.

REQUIRED VOTE.

     Approval of the proposed amendments to the Key Employee Plan requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) on the proposal if a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1993 KEY EMPLOYEE STOCK OPTION PLAN. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

              PROPOSAL 4:  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The accounting firm of Price Waterhouse LLP has been the Company's independent accountants since 1992, and the Board of Directors desires to continue the services of this firm for the fiscal year ending December 31, 1997. The Board of Directors, upon recommendation of the Audit Committee, has reappointed Price Waterhouse LLP to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1997 and report thereon.
Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of the Company's financial controls and reporting. In the event the stockholders do not approve such appointment, the Audit Committee and Board will reconsider such appointment.

     Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and make a statement should they so desire.

REQUIRED VOTE

     Ratification of the appointment of Price Waterhouse LLP as independent accountants of the Company requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) on the proposal if a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT ACCOUNTANTS. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Based soley upon a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company notes that all forms required to be filed during 1996 under Section 16(c) were so filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company does not believe that any of the transactions described below were made on terms less favorable to the Company than those that would have been available from unaffiliated parties and does not anticipate entering into transactions with affiliated parties in the future on terms less favorable than those that would be available from unaffiliated parties.

AFFILIATED PHYSICIAN GROUP TRANSACTIONS

     Dr. Fink, a director of the Company, is a practicing physician with Hematology Oncology Associates, a physician group affiliated with the Company since November 1992. During fiscal 1996, the Company recognized revenue of $12.8 million from HOA. In addition, the Company leases office space from an entity affiliated with Dr. Fink. Payments under this lease were approximately $395,000 in 1996.

     Dr. Murali, a director of the Company, is a practicing physician with Oncology and Hematology Associates, Inc., a physician group affiliated with the Company since April 1994. During fiscal 1996, the Company recognized revenue of $11 million from Oncology and Hematology Associates, Inc.

     Dr. Rogoff, a director of the Company, is a practicing physician with Southwestern Radiation Oncology, Ltd., a physician group affiliated with the Company since January 1995. During fiscal 1996 the Company recognized revenue of $5.6 million from Southwestern Radiation Oncology, Ltd. In addition, the Company leases office space from an entity affiliated with Dr. Rogoff. Payments under this lease were approximately $177,000 in 1996.


LEGAL SERVICES

     Richard B. Mayor, a director of the Company, is a partner of Mayor, Day, Caldwell & Keeton, L.L.P., which is the Company's principal outside legal counsel.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals that stockholders of the Company intend to present for inclusion in the proxy statement with respect to the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 1, 1997.

                                    GENERAL

     As of the date of this statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the meeting other than the election of directors, the amendment to the Company's Certificate of Incorporation, the amendments to the 1993 Key Employee Stock Option Plan and the ratification of the appointment of the Company's independent auditors. With respect to any other business that may properly come before the meeting or any adjournment thereof, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting them.

                              By Order of the Board of Directors,

                              /s/ R. DALE ROSS
                              -------------------------
                              R. DALE ROSS
                              Chairman of the Board of Directors and
                              Chief Executive Officer

Dated:  April 7, 1997



     THE COMPANY'S ANNUAL REPORT TO SECURITY HOLDERS SENT WITH THIS PROXY STATEMENT INCLUDES A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS. THE COMPANY WILL FURNISH TO ANY SECURITY HOLDER ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO L. FRED POUNDS, VICE PRESIDENT OF FINANCE, AMERICAN ONCOLOGY RESOURCES, INC., 16825 NORTHCHASE DRIVE, SUITE 1300, HOUSTON, TEXAS, 77060.

                                                                       EXHIBIT A


               AMENDMENT TO THE AMERICAN ONCOLOGY RESOURCES, INC.
                      1993 KEY EMPLOYEE STOCK OPTION PLAN

     The Board of Directors of the Company adopted the American Oncology Resources, Inc. 1993 Key Employee Stock Option Plan (the "Plan") in March 1993 and the Company's stockholders approved the Plan in February 1994. Subject to the provisions of the Plan, the Board retained the right to amend the Plan. On March 22, 1996, the Board determined that the Plan be amended as follows, subject to, and to be effective upon, approval by the Company's stockholders. Capitalized terms not otherwise defined in this Amendment to the Plan have the meanings assigned thereto in the Plan.

The Plan is hereby amended as follows:

     The first sentence of Section 5 of the Plan is hereby amended to read in its entirety as follows:

     "The number of shares of Common Stock available for Stock Options shall equal 7% of the sum of the Company's outstanding Common Stock as of the effective date of the Plan plus the number of shares of Common Stock issued by the Company after such effective date (including, solely for determining the number of shares available for Stock Options, shares of Common Stock agreed to be issued to physicians in connection with such physicians' causing their respective professional corporations or other entities to enter into management service agreements with the Company); provided, however, that the number of shares available for Incentive Stock Options shall not exceed 375,888 shares; and provided, further, however, that all outstanding and previously exercised Stock Options shall be applied against the number of shares of Common Stock available under the Plan."

                              FRONT SIDE OF PROXY
------------------------------------------------------------------------------------------------------------------------------------

                                             ANNUAL MEETING                     PROXY NO.                        SHARES
AMERICAN ONCOLOGY RESOURCES, INC.              MAY 8, 1997                                                    IN YOUR NAME

The undersigned hereby appoints R. DALE ROSS and LEO E. SANDS, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of the Common Stock of
 American Oncology Resources, Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held Thursday, May 8, 1997, or any adjournment thereof.

                                                                      Dated: ________________________________________________ , 1997

                                                                      ______________________________________________________________

                                                                      ______________________________________________________________

                                                                                      Signature(s) of Stockholder(s)

                                                                      (Please sign exactly as shown hereon.  Executors,
                                                                      administrators, guardians, trustees, attorneys, and officers signing for corporations should give full title.  If a
                                                                      partnership or jointly owned, each owner should sign.)
------------------------------------------------------------------------------------------------------------------------------------


                               BACK SIDE OF PROXY
------------------------------------------------------------------------------------------------------------------------------------



AMERICAN ONCOLOGY RESOURCES, INC.     ANNUAL MEETING
                                      MAY 8, 1997                      CONTINUED FROM OTHER SIDE
THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT.  RECEIPT OF THE
PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, IS HEREBY ACKNOWLEDGED.  IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 WHICH ARE BEING PROPOSED BY THE BOARD OF DIRECTORS.

1.  ELECTION OF TEN DIRECTORS:
  Nominees:  Russell L. Carson, Lloyd K. Everson, M.D., Kyle M. Fink, M.D, Richard B. Mayor, Magaral S. Murali, M.D.,
             Robert A. Ortenzio, Andrew M. Paul, Leonard M. Riggs, Jr., M.D., Edward E. Rogoff, M.D., R. Dale Ross
  (MARK ONLY ONE)
    [ ] VOTE FOR all nominees listed, except as marked to the contrary above (if any).
          (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
          THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE).
    [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.
2.  APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
3.  APPROVAL OF AMENDMENT TO THE COMPANY'S 1993 KEY EMPLOYEE STOCK OPTION PLAN
    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
4.  RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS
    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
5.  In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                               PLEASE MARK, DATE AND SIGN THIS PROXY
---------------------------------------------------------------------------------------------------------------------------------